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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-60975) and Form S-8 (File Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 333-47268, 33-56420, 33-53303, 333-51073, 333-93803, 333-93805 and 333-102321) of Mandalay Resort Group of our report dated January 21, 2003 relating to the financial statements of the Elgin Riverboat Resort—Riverboat Casino, which appears in this Form 10-K of Mandalay Resort Group for the year ended January 31, 2003.

PricewaterhouseCoopers LLP

Chicago, Illinois
April 28, 2003

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  Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS